EXHIBIT 10.5

Transitional Trademark License Agreement

Agreement by and between CAPITOL BANCORP LTD., a Michigan corporation (“Licensor”) and MICHIGAN COMMERCE BANCORP LIMITED, a Michigan corporation (“Licensee”) made this day of ______________, 2009 (the “License”) (collectively, the “Parties”, individually, a “Party”).

ARTICLE 1
DEFINITIONS

The following terms shall have the following definitions when used in this License:

1.1  “Change of Control” shall mean (i) the direct or indirect acquisition (by merger, consolidation, business combination or otherwise) by any Person or group of Persons of beneficial ownership (as defined in Rule 13d-1 and Rule 13d-5 under the Securities Exchange Act of 1934) of 50% or more of the Total Voting Power of Licensee, (ii) any merger, consolidation or other business combination of Licensee or an affiliate of Licensee with any Person after giving effect to which (x) the shareholders of Licensee immediately prior to such transaction do not own at least 50% of the Total Voting Power of the ultimate parent entity of the parties to such transaction or (y) individuals who were directors of Licensee immediately prior to such transaction (or their designees) do not constitute a majority of the board of directors of such ultimate parent entity, and (iii) the direct or indirect acquisition by any Person or group of Persons of all or substantially all of the assets of Licensee.

1.2  “Effective Date” shall mean the date written hereinabove.

1.3  “Mark” shall mean the marks and Design, and the registrations therefor in the United States, as shown on Exhibit 1 to this License.

1.4  “Marketing Partner” shall mean any third party to whom Licensee has previously granted the right to use the Mark solely in connection with the Services and any third party to whom Licensee grants the right to use the Mark during the Term solely in connection with the Services.

1.5  “Person” shall mean any means individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a governmental or political subdivision or an agency or instrumentality thereof.

1.6  “Related Company” shall mean any company which is wholly owned, either directly or indirectly, by Licensor (with respect to Licensor Related Companies) or Licensee (with respect to Licensee Related Companies). For the avoidance of doubt, the companies listed in Exhibit 2 shall be Licensee’s Related Companies at the time of this License.

1.7  “Services” shall mean services relating to Licensee’s, or Related Companies’ banking business and such services as related and ancillary thereto.

1.8  “Standards of Quality” shall mean substantially the same standards of quality, service and other standards that have been observed as of the Effective Date by Licensee and/or

Related Companies and/or Marketing Partners in the development, marketing, advertising, performance and sale of any Services offered under the Mark in the Territory.

1.9  “Territory” shall mean the United States and the Internet (solely for purposes of promoting the Services to residents of the United States and providing the Services to existing customers).

1.10    “Total Voting Power” shall mean, with respect to any Person, the total combined voting power of all securities of such Person entitled to vote generally in the election of directors of such Person.

ARTICLE 2
GRANT

Subject to the terms and condition of this License and pursuant to the Parent License Agreement:

2.1  Licensor hereby grants to Licensee a limited, non-transferable, royalty-free License to use the Mark in the Territory in connection with the Services as described in this License, including in connection with the advertising and promotion of the Services (“Advertising”), with the right to sublicense such right, but only to Related Companies and/or Marketing Partners (collectively, “Sublicensees”) in connection with the Services, provided that Licensee shall procure that such Sublicensees are likewise subject to all the terms and conditions of this License. Licensee shall cause its Sublicensees to comply with all the terms and conditions of the License and shall be responsible to Licensor for ensuring compliance by the Sublicensees with the terms and conditions of this License.

2.2  During the Term, Licensee and its Related Companies, but not its Marketing Partners, may use the Mark as part of their corporate names, trading names and/or assumed names.

2.3  Licensee agrees that as marketing and promotional material inventories are replenished during the Term, Licensee shall make commercially reasonable efforts to replace reference to any domain names with a domain name not containing or incorporating the Marks.

2.4  During the Term, in relation to search keyterms regarding the Services that include the Mark or such other similar terms as has been approved in writing by Licensor, Licensee may procure such keyterms on www.google.com and other search engines where the searcher is from a United States IP address.

2.5  Notwithstanding any rights granted herein, Licensee and its Sublicensee shall make commercially reasonable efforts to minimize the use of the mark “_____________ ” and shall have no right to use such mark on any advertising or promotional materials.

2.6  Subject to Section 2.6, Licensee and its Sublicensees shall only use the Mark in connection with any products and services offered or provided in relation to the Services, immediately prior to the Effective Date, by Licensee and/or its Sublicensees in the Territory (“Existing Products”).

2.7  If Licensee desires to use (or desires that a Sublicensee may use) the Mark in conjunction with any products and services which are not Existing Products:

(a)    it shall make such request to Licensor in writing;

(b)    Licensor shall, in its reasonable discretion, determine whether it will allow such use, and shall notify Licensee of such decision in writing within a reasonable time; and

(c)     if Licensor decides to allow such use, the parties shall negotiate a separate, royalty-bearing license which shall also require that Licensee pay reasonable expenses for any additional trademark or service mark registrations required if the Mark is not registered for use in the appropriate class of goods or services relating to such product or service;

2.8  For the avoidance of doubt and notwithstanding any other provision of this License, the Licensee shall determine the specification, features, pricing and other terms and conditions of any and all Services in its sole discretion, provided that (i) any specifications, features, pricing or other terms and conditions of the Services does not bring Licensor or its affiliates into disrepute, and (ii) Licensee shall use its best endeavors to ensure that any marketing material containing the Mark is accurate and not false or misleading or deceptive or contain any statements which are derogatory or defamatory of any person or likely to bring the Licensor and its affiliates into disrepute.

ARTICLE 3
TERM AND TERMINATION

3.1  The purpose of this License is to allow for the smooth transition of the business of the Services conducted under the Mark in the Territory to a new trademark (the “New Mark”). Therefore, the term of this License shall be for a maximum of three (3) years from the date of this License (the “Term”), provided however, that Licensee uses reasonable commercial endeavors to select, develop and begin using the New Mark, as soon as practical, which New Mark shall not contain either the term “______” or “______” or any similar terms.

3.2  With regard to a sublicense to a Related Company, such sublicense shall immediately terminate without notice if such company ceases to be a Related Company. With regard to a sublicense to a Marketing Partner, such sublicense shall immediately terminate without notice if such company ceases to be a Marketing Partner.

3.3  At any time following announcement of a transaction involving a Change of Control of Licensee, Licensor may elect, by delivery of notice in writing to Licensee, to terminate the License, such termination to take effect on the date specified in the notice; provided that without the written consent of Licensee, no such termination shall occur prior to thirty (30) days after the closing of such Change of Control transaction.

3.4  Either party may elect, by delivery of notice in writing to the other party, to terminate the License, such termination to take effect ninety (90) days from the date specified in the notice.

3.5  I, if Licensee shall have failed to perform any of its material obligations under this License, Licensor has notified Licensee in writing of such failure and such failure shall have continued for a period of sixty (60) days after receipt by Licensee of written notice of such failure.

3.6  Upon termination of this License, Licensee shall (and shall ensure that its Sublicensees shall) cease any and all use of the Mark.

ARTICLE 4
QUALITY CONTROL

4.1  All use of the Mark by Licensee and the Sublicensees shall be in compliance with the Standards of Quality. Licensee shall (and shall ensure that its Sublicensees shall) not use nor permit the Mark to be used in any manner which, as a direct result of such use of the Mark, is likely to (i) subject Licensor to unfavorable regulatory action; (ii) violate any law; (iii) violate the rights of any person or entity (other than rights directly relating to the Mark); or (iv) subject Licensor to liability for any reason (other than as directly relating to the Mark). Any and all uses of the Mark shall be in accordance with all applicable federal, state, local or other laws and regulations.

4.2  In order to promote adherence to the Standards of Quality and for the purpose of protecting and maintaining the goodwill associated with the Mark and the reputation of the Licensor, Licensor shall have the right to:

(a)    Obtain from Licensee reasonable information as to the nature and quality of the Services and the Advertising and the manner in which the Mark is used in connection with the Services and the Advertising; and

(b)    Itself or through an authorized representative, at any reasonable time or times during regular business hours on reasonable advanced written notice, visit the offices and facilities of Licensee where the Services are developed, designed, marketed, promoted, sold, serviced or rendered (i) up to two (2) times per calendar year; and (ii) additionally, if Licensor notifies Licensee in writing that it believes that the Services are not conforming to the Standards of Quality or other requirements of this License, which notice shall provide a description of the nonconformity that is reasonable under the circumstances and, if appropriate and available to Licensor, include copies of any documentation relating to such nonconformity. Licensee shall use all reasonable efforts to procure that its Sublicensees shall also provide such access to Licensor on the terms set out in this Section clause 4.2(b). Licensor may conduct a reasonable inspection and examination of such offices and facilities in order to satisfy itself that the Services are conforming to the Standards of Quality and the other requirements of this License provided that Licensor or its authorized representative shall comply with all codes of conduct and similar policies notified to Licensor by Licensee at all times while visiting the offices and facilities of Licensee and its Sublicensees.

(c)    In conducting any such inspection or examination, Licensor shall take all steps reasonably required by Licensee or its Sublicensees to minimize disruption to Licensee’s or Sublicensees’ business and to avoid disclosure of any confidential and proprietary information and materials, including, but not limited to, executing nondisclosure agreements, provided that such steps and agreements shall not prevent Licensor from pursuing any claims that it may have in connection with this License.

(d)    Licensee agrees to furnish Licensor, from time to time as reasonably requested by Licensor but in any event no more than quarterly, representative samples of advertising and promotional materials to which the Mark is affixed and representative samples showing other uses of the Mark, as well as any other particular uses of the Mark reasonably requested by Licensor.

4.3  If at any time the Services rendered or its Advertising fail, in the reasonable judgment of Licensor, to conform to the Standard of Quality in any material respect, Licensor shall notify Licensee of such failure in writing (which notice shall provide a description of the nonconformity that is reasonable under the circumstances and, if appropriate and available to Licensor, include samples of any nonconforming Advertising and copies of any documentation relating to such nonconformity). Licensee shall take all necessary steps to bring the Services and Advertising into conformity within thirty (30) days (or such other time period mutually agreed upon by the parties) after Licensee’s receipt of written notice of the nonconformity. Notwithstanding the foregoing, in the event Licensor and Licensee do not agree as to (i) whether a nonconformity exists, (ii) a remedy for the nonconformity, or (iii) the date by which the nonconformity will be corrected, the parties shall engage senior management of each party’s parent company to resolve such dispute.

ARTICLE 5
INTELLECTUAL PROPERTY

5.1  Licensee acknowledges that Licensor is the owner of the Mark, any marks which contain the Mark. It is understood and agreed that nothing in this agreement will be deemed in any way to constitute an assignment by Licensor of the Mark or of any rights therein, or to give Licensee or its Sublicensees any right, title or interest in and to the Mark (except the right to make use thereof as provided for in this License).

5.2  Licensor shall maintain registrations for the Mark in the United States during the Term which protect the right of the Licensee to use the Mark as set out in this License.

5.3  Licensee shall (and shall ensure that its Sublicensees shall) not register or apply to register in any trademark office in any jurisdiction the Mark or any mark which contains the Mark. Licensee shall (and shall procure that its Sublicensees shall) also not register any domain name which contains the Mark or which is confusingly similar to the Mark. If Licensee or such Sublicensee registers or applies to register any such marks or domain names, Licensee shall (or Licensee shall ensure that Sublicensee shall) assign such registration or application or domain name to Licensor.

5.4  Licensee shall (and Licensee shall ensure that any Related Company which uses the Mark as part of its corporate, trading or assumed name shall) change such corporate, trading and/or assumed name prior to the end of the Term or earlier if the License is terminated hereunder.

5.5  Licensee shall (and shall ensure that its Sublicensees shall) cooperate with Licensor with regard to the prosecution and maintenance of any applications, registration and registered user agreements with regard to the Mark and similar activities in relation to the application and registration of the Mark, including the supplying of specimens of use and executing any documents requested by Licensor for such purposes.

5.6  Licensee shall (and shall ensure that its Sublicensees shall) promptly notify Licensor of any infringement of the Mark in relation to the Services or any matter which Licensee reasonably believes does or is likely to adversely affect the goodwill of the Mark in relation to the Services and which comes to the attention of Licensee, provided that failure to so notify (other than due to willful default) shall not constitute a breach of this License.

5.7  Subject to Section 5.8, Licensor shall retain all rights to bring all actions and proceedings in connection with infringement or misuse of the Mark at its sole discretion, provided that should Licensor not take action and proceedings against any person whom Licensee believes is committing an infringement or misuse of the Mark in relation to the Services, Licensee may escalate such decision to senior management at Licensor and Licensee for resolution.

5.8  Licensee shall be entitled to require Licensor to take action and proceedings against any person whom Licensee believes is committing an infringement of the Marks in a domain name solely through a UDRP arbitration proceeding or similar proceeding, in which event all costs so incurred (including without limitation any costs associated with Licensor’s involvement in such action) and recoveries made shall be for the account of Licensee.

5.9  Licensee shall (and shall ensure that its Sublicensees shall) fully cooperate with Licensor in any action in relation to the Services which Licensor may take against an infringer of the Mark in the Territory or in any other dispute.

5.10    All costs incurred and recoveries made in relation to all actions and proceedings in connection with infringement or misuse of the Mark shall, to such extent:

(a)    be for the account of Licensee if the actions and proceedings directly relate to a domain name,

(b)    be for the account of Licensee if the actions and proceedings directly relate to the Services and Licensor has not granted a license of the Mark to any third party,

(c)    be apportioned between Licensee and the relevant third party according to an agreed upon basis of apportionment if the actions and proceedings directly relate to the Services and Licensor has granted a license to any third party for use of the Mark in relation to the Services, and

(d)    be for the account of Licensor if the actions and proceedings are outside the scope of the Services.

5.11    Licensor shall indemnify, defend and hold harmless Licensee and Sublicensees and their directors, officers, employees and agents from any third party claim, demand, or action for infringement of a third party trademark arising out of or in connection with Licensor’s rights to the Mark and all costs, losses, damages, expenses (including legal expenses) and liabilities arising therefrom provided Licensee’s use (and, if applicable, the use by the affected Sublicensee) of the Mark is in compliance with this License.

5.12    Subject to Section 5.11, Licensee shall indemnify, defend and hold harmless Licensor and its affiliates and their directors, officers, employees and agents from any third party claim, demand or action in relation to its use, and the use by any of its Sublicensees, of the Mark in connection with the Services.

ARTICLE 6
USE OF MARK

6.1  Licensee shall (and shall ensure that its Sublicensees shall) comply with the standards and guidelines with respect to the appearance and manner of use of the Mark set out in Exhibit 3.

ARTICLE 7
MISCELLANEOUS

7.1  Governing Law; CONSENT TO JURISDICTION.  This Agreement shall be construed in accordance with, and governed by, the laws of the State of Michigan, without regard to the conflicts of law rules of such state. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the courts of the State of Michigan or any federal court with subject matter jurisdiction located in the Western District of Michigan (and any appeals court therefrom) in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than such courts.

7.2  Dispute Resolution. The Separation Agreement with respect to Dispute Resolution, effective as of the Effective Time, among the Parties and other parties thereto shall govern all disputes, controversies or claims (whether arising in contract, delict, tort or otherwise) between the Parties that may arise out of, or relate to, or arise under or in connection with, this Agreement or the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby), or the commercial or economic relationship of the Parties relating hereto or thereto.

7.3  Relief. Each party acknowledges that a breach of its obligations under this Agreement may, as determined by a court of competent jurisdiction, result in irreparable and continuing damage to the other party for which monetary damages would not be sufficient, and agrees that the other party will be entitled to seek, in addition to its other rights and remedies hereunder or at law, injunctive and/or other equitable relief, and such further relief as may be proper from a court of competent jurisdiction.

7.4  Assignment. This License shall not be assigned or transferred in whole or in part by Licensee without the prior written consent of Licensor, and any attempted assignment or transfer without such consent shall be null and void. Except as otherwise provided herein with respect to successors, this License is for the sole benefit of the parties to this License and their permitted successors and assigns and nothing in this License, express or implied, is intended to nor shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this License.

7.5  Cooperation. The parties agree to implement this License by executing or causing to be executed such additional and subsidiary agreements and other documents, and taking such other actions, as may be necessary or desirable fully to protect the Mark and effectively to carry out the terms of this License in accordance with applicable laws and regulations.

7.6  Notices. All notices, requests, claims, demands and other communications under this License shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following address (or at such other address for a party as shall be specified in a notice given in accordance with this subparagraph):

LICENSOR:

Capitol Bancorp Ltd.
Capitol Bancorp Center
200 Washington Square North, Fourth Floor
Lansing, MI  48933
Attention: General Counsel
Fax: (517) [_________]

With copies to:

Honigman Miller Schwartz and Cohn LP
444 West Michigan Avenue
Kalamazoo, MI  49007
Attention: Phillip D. Torrence, Esq.
Fax: (269) 337-7703

LICENSEE:

Michigan Commerce Bancorp Limited
222 Washington Square North, Suite One
Lansing, MI  48933
Attention: ___________
Fax: (517) [_________]

With copies to:
____________________
____________________

    ____________________
Attention: ____________
Fax: _________________

7.7  Severability. If any term or other provision of this License is held to be invalid, illegal or incapable of being enforced under any law or regulation, all other conditions and provisions of this License shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this License so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this License be consummated as originally contemplated to the greatest extent possible.

7.8  Entire Agreement. This License constitutes the entire agreement between the parties with respect to the subject matter of this License and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the parties with respect to the subject matter of this License.

7.9  Amendment and Waiver. No provision of this License may be amended or modified except by a written instrument signed by an authorized representative of each party. Failure by either party at any time to enforce or require strict compliance with any provision of this License shall not affect nor impair that provision in any way or the rights of that party to avail itself of the remedies it may have in respect of any subsequent breach of that or any other provision. The waiver of any term, condition or provision of this License must be in writing and signed by an authorized representative of the waiving party. Any such waiver will not be construed as a waiver of any other term, condition or provision, nor as a waiver of any subsequent breach of the same term, condition or provision, except as provided in a signed writing.

7.10    Rules of Construction. Interpretation of this License shall be governed by the following rules of construction: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) references to a paragraph are references to the paragraph to this License unless otherwise specified, (iii) the word “including” and words of similar import shall mean “including, without limitation,” (iv) provisions shall apply, when appropriate, to successive events and transactions, (v) this License shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

7.11    Headings. All headings used in this License are for convenience of reference only. They will not limit or extend the meaning of any provision of this License and will not be relevant in interpreting any term or provision of this License.

7.12     Survival. Any provision of this License which, by its nature, would survive termination or expiration of this License will survive any such termination or expiration of this License.

7.13    Third Party Rights. Any party which is not a party to this License shall not be entitled to any benefit from or to enforce any benefit under this License under the Contracts (Rights of Third Parties) Act 1999.

IN WITNESS WHEREOF, Licensor and Licensee have caused this instrument to be executed in duplicate by their duly authorized representatives as of the date first written above.

LICENSOR                                                                                                                                     LICENSEE

CAPITOL BANCORP LTD.                                                                                                    MICHIGAN COMMERCE BANCORP
                                     LIMITED

By:______________________________                                            By:________________________________
Title:_____________________________                                            Title:_______________________________
Date:_________________                                                                                                    Date:__________________

EXHIBIT 1

THE MARKS

TERRITORY	NUMBER	MARK	CLASS

Exhibit 1

EXHIBIT 2

RELATED COMPANIES

Exhibit 2

EXHIBIT 3

BRAND GUIDELINES

Exhibit 3